LIMITED POWER OF ATTORNEY FOR REPORTING UNDER SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
Atlassian Corporation
    KNOW ALL BY THESE PRESENTS, that the undersigned hereby
constitutes and appoints each of (i) the Co-Chief Executive Officer of Atlassian Corporation, a Delaware corporation (the "Company"), who are currently
Michael Cannon-Brookes and Scott Farquhar, (ii) the Company's Chief Financial Officer, who is currently Joe Binz,
(iii) the Company's Chief Administrative Officer or Chief Legal Officer, who is currently Erika Fisher, (iv) the Company's General Counsel, who is currently Stan Shepard, (v) the Company's Deputy General Counsel - Corporate, who is currently Grant Reid, (vi) the Company's Head of Stock Administration, who is currently Veena
Bhatia, and (vii) the Company's Head of Corporate Legal, who is currently Grant Reid, signing singly, the undersigned's true and lawful attorney-in-fact to:
    (1)	execute for and on behalf of the undersigned any Form 3, 4,
or 5 (including amendments thereto) in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
    (2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any
amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including completing and executing a Uniform Application for Access Codes to File on Edgar on Form ID;
and
    (3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
    The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
    This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys- in-fact named in any Prior Powers of Attorney is hereby revoked.
    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, or 5, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney- in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.
(Signature page follows)


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 1, 2024.



Scott Belsky